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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CHESAPEAKE ENERGY CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 20, 2020

Dear Chesapeake Shareholders:

You are cordially invited to attend a special meeting of shareholders of Chesapeake Energy Corporation ("Chesapeake" or the "Company") to be held on April 13, 2020, at 10:00 a.m., Central Time (the "Special Meeting"). In light of COVID-19 (Coronavirus), the Special Meeting will be completely virtual. You may attend the meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CHK2020. You will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card to enter the Special Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts.

At the Special Meeting, we will ask you to consider and vote: (1) to approve an amendment to our Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of our common stock at a reverse stock split ratio ranging from one-for-fifty (1:50) to one-for-two-hundred (1:200), inclusive, with the effectiveness of such amendment to be determined by the Board of Directors prior to April 13, 2021 (Proposal 1); and (2) to approve an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption "Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction" in the section of the accompanying proxy statement entitled "Approval of a Reduction in the Number of Authorized Shares of Common Stock" (Proposal 2).

On December 10, 2019, we were notified by The New York Stock Exchange (the "NYSE") that we were no longer in compliance with the NYSE's continued listing standards because the average trading price of our common stock over a 30-consecutive-trading-day-period had fallen below $1.00 per share, which is the minimum average closing price required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual. We notified the NYSE of our intent to cure the average price deficiency within six months, including potentially by means of a reverse stock split. However, if our stock price declines further to a price that is considered by the NYSE to be "abnormally low," the NYSE may, pursuant to Section 802.01D of the NYSE Listed Company Manual, suspend trading of our common stock on the NYSE and commence delisting proceedings. We believe that being able to effect a reverse stock split is in the best interests of Chesapeake and our shareholders and would allow us to increase the price per share of our common stock to a price that satisfies the continued listing requirements of the NYSE.

The Proxy Statement attached to this letter provides you with information about the proposed reverse stock split and authorized shares reduction. Please read the entire Proxy Statement carefully. In the Proxy Statement, we refer to Chesapeake as "we," "our," and "us." You may obtain additional information about Chesapeake from documents we file with the Securities and Exchange Commission.

Whether or not you plan to attend the Special Meeting online, please complete, sign, date and return promptly the enclosed proxy card or voting instruction form. If you hold shares through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or nominee to provide voting instructions. You can revoke your proxy at any time before the Special Meeting and provide a new proxy as you deem appropriate. Only your latest dated proxy will count. If you decide to attend the Special Meeting online and wish to change your proxy vote, you may do so by voting online during the Special Meeting. The proxy materials for the Special Meeting are expected to be first mailed to shareholders on or about March 20, 2020.

Your vote is very important.

Sincerely,

R. Brad Martin	Robert D. Lawler
Chairman of the Board	President, Chief Executive Officer and Director

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

You are invited to attend Chesapeake Energy Corporation's Special Meeting of Shareholders. This page contains important information about the meeting, including how you can make sure your views are represented by voting today.

Sincerely,
 James R. Webb
Executive Vice President – General Counsel and Corporate Secretary

Date:
April 13, 2020

Time:
10:00 a.m.
Central Time

Location:
www.virtualshareholdermeeting.com/CHK2020

VOTING Q&A

Who can vote?
Shareholders of record as of the close of business on the record date, March 16, 2020

How many shares are entitled to vote?
1,955,253,837 shares of common stock

How many votes do I get?
One vote on each proposal for each share you hold as of March 16, 2020

How can I vote?
You can submit your vote in any of the following ways:

INTERNET VIA COMPUTER: Via the Internet at www.proxyvote.com. You will need the 16-digit number included in your proxy card or voter instruction form.
INTERNET VIA TABLET OR SMARTPHONE: By scanning the QR code. You will need the 16-digit number included in your proxy card or voter instruction form.
TELEPHONE: Call toll-free (800) 690-6903 or the telephone number on your voter instruction form. You will need the 16-digit number included in your proxy card or voter instruction form.
MAIL: Send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope.

VIRTUALLY DURING MEETING: To vote your shares during the Special Meeting, click on the vote button provided on the screen and follow the instructions provided. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page.

AGENDA

PROPOSAL 1: Approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split, or "Reverse Stock Split," of our common stock at a ratio ranging from one-for-fifty (1:50) to one-for-two-hundred (1:200), with the exact ratio as may be determined at a later date by our Board of Directors (the "Board"), which may abandon the amendment in its discretion before April 13, 2021 (read more starting on page 8).

Your Board recommends a vote FOR Proposal 1

Vote required: The affirmative vote of Chesapeake shareholders of at least a majority of the issued and outstanding Chesapeake stock entitled to vote on such proposal.

PROPOSAL 2: Approval of an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock, or "Authorized Shares Reduction," with the specific number of authorized shares determined by a formula that is based on two-thirds of the ratio utilized for the Reverse Stock Split (read more starting on page 16).

Your Board recommends a vote FOR Proposal 2.

Vote required: The affirmative vote of Chesapeake shareholders of at least a majority of the issued and outstanding Chesapeake stock entitled to vote on such proposal.

Other Business: We are not aware of any other proposals that will be submitted to shareholders at the Special Meeting. However, if any matter not described in this Proxy Statement is properly presented for a vote at the meeting, the persons named on the proxy form will vote in accordance with their judgment. Discretionary authority to vote on other matters is included in the proxy.

Abstentions and Broker Non-Votes: For Proposals 1 and 2, abstentions will have the same effect as a vote against the proposal and no broker non-votes are expected.

PROXY STATEMENT
FOR
CHESAPEAKE ENERGY CORPORATION

6100 North Western Avenue
Oklahoma City, Oklahoma 73118

ABOUT THIS PROXY STATEMENT

Purpose

This Proxy Statement is being furnished by Chesapeake Energy Corporation, an Oklahoma corporation ("Chesapeake"), in connection with the solicitation by Chesapeake's Board of Directors (the "Board of Directors" or "Board") of proxies to be voted at our virtual special meeting of shareholders to be held on April 13, 2020, at 10:00 a.m., Central Time (the "Special Meeting"), and at any adjournment or postponement thereof. You may attend the meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CHK2020. You will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card to enter the Special Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. The holders of record of Chesapeake common stock, par value $0.01 per share ("common stock"), as of the close of business on March 16, 2020, the record date for the Special Meeting, will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof. As of the record date, there were 1,955,253,837 shares of our common stock issued, outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented at the Special Meeting.

The Special Meeting will be held for the following purposes:

  1.
  to approve an amendment to our Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of our common stock at a reverse stock split ratio ranging from one-for-fifty (1:50) to one-for-two-hundred (1:200), with the exact ratio as may be determined at a later date by our Board, which may abandon the amendment in its discretion before April 13, 2021 (Proposal 1) (the "Reverse Stock Split"); and

  2.
  to approve an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as determined by a formula based on two-thirds of the ratio utilized for the Reverse Stock Split (Proposal 2) (the "Authorized Shares Reduction").

If our shareholders authorize the Reverse Stock Split and Authorized Shares Reduction, and Chesapeake implements them, the Reverse Stock Split and Authorized Shares Reduction will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Oklahoma. Even if shareholders authorize the Reverse Stock Split and Authorized Shares Reduction, Chesapeake may delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and the Authorized Shares Reduction if the Board determines that such action is in the best interests of our shareholders.

Recommendation of the Board of Directors

The Board recommends that you vote FOR the authorization of the Reverse Stock Split and FOR the Authorized Shares Reduction.

Voting and Meeting Information

When is the Special Meeting?
The Special Meeting will be held on April 13, 2020, at 10:00 a.m., Central Time.

Where is the Special Meeting?
The Special Meeting will be completely virtual. Shareholders can attend the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/CHK2020.

Who is entitled to vote?
You may vote at the Special Meeting, and any adjournment or postponement thereof, if you were a holder of record of Chesapeake common stock as of the close of business on March 16, 2020, the record date for the Special Meeting. Each share of Chesapeake common stock is entitled to one vote at the Special Meeting. On the record date, there were 1,955,253,837 shares of common stock issued and outstanding and entitled to vote at the Special Meeting. There are no cumulative voting rights associated with Chesapeake common stock.

How many votes must be present to hold the Special Meeting?
A majority of the shares of the common stock entitled to vote must be present online or by proxy at the Special Meeting to constitute a quorum and to transact business. Your shares will be counted as "present" at the Special Meeting if you properly return a proxy by the Internet, telephone or mail, or if you join the virtual Special Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum at the Special Meeting.

Who is soliciting my vote?
Our Board is soliciting your proxy to vote your shares at the Special Meeting. We have delivered printed versions of these materials to you by mail in connection with our solicitation of proxies for use at the Special Meeting.

What is included in the proxy materials for the Special Meeting?
The proxy materials for the Special Meeting include:

  •
  The Notice of Special Meeting of Shareholders
  •
  This Proxy Statement

These proxy materials also include the proxy card or voting instruction form for the Special Meeting. These materials are expected to be first mailed to shareholders on or about March 20, 2020.

What proposals will be voted on? What are the voting standards and how does the Board recommend that I vote?

VOTING ITEM	BOARD RECOMMENDATION	VOTING STANDARD	TREATMENT OF ABSETENTIONS AND BROKER NON-VOTES*

Proposal 1. Approval of an amendment to our Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of our common stock at a reverse stock split ratio ranging from one-for-fifty (1:50) to one-for-two-hundred (1:200), with the exact ratio as may be determined at a later date by our Board, which may abandon the amendment in its discretion before April 13, 2021.

Proposal 2. Approval of an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as determined by a formula based on two-thirds of the ratio utilized for the Reverse Stock Split.		Holders of at least a majority of the shares entitled to vote	For Proposals 1 and 2, abstentions will have the same effect as a vote against the proposal and no broker non-votes are expected

*
Broker Non-Votes: If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable New York Stock Exchange ("NYSE") rules, the organization that holds your shares may generally vote on "routine" matters, but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Routine Matters: Both proposals are routine matters to be presented at the Special Meeting on which brokers or other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with either of the Proposals.

What happens if other matters are properly presented at the Special Meeting?
We are not aware of any other proposals that will be submitted to shareholders at the Special Meeting. However, if any matter not described in this Proxy Statement is properly presented for a vote at the meeting, the persons named on the proxy form will vote in accordance with their judgment. Discretionary authority to vote on other matters is included in the proxy.

How do I vote?
There are five ways to vote:

INTERNET VIA COMPUTER: Via the Internet at www.proxyvote.com. You will need the 16-digit number included in your proxy card or voter instruction form.

INTERNET VIA TABLET OR SMARTPHONE: By scanning the QR code. You will need the 16-digit number included in your proxy card or voter instruction form.

TELEPHONE: Call toll-free (800) 690-6903 or the telephone number on your voter instruction form. You will need the 16-digit number included in your proxy card or voter instruction form.

MAIL: Send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope.

VIRTUALLY DURING MEETING: To vote your shares during the Special Meeting, click on the vote button provided on the screen and follow the instructions provided. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page.

Why is the Special Meeting a virtual meeting?
We have decided to hold our Special Meeting virtually due to COVID-19 (Coronavirus); we are sensitive to the public health and travel concerns of our shareholders and employees and the protocols that federal, state and local governments may impose. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.

How do I vote if I hold my stock through Chesapeake's employee benefit plans?
If you are a Chesapeake employee and you participate in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, or the 401(k) plan, you may receive a proxy via email so that you may instruct the trustee of the 401(k) plan how to vote your 401(k) plan shares. If you are also a shareholder of record, you may receive one proxy for both your directly held and 401(k) plan shares, which will allow you to vote those shares as one block. Please note, however, that because you only vote one time for all shares you own directly and in the 401(k) plan, your vote on each voting item will be identical across all of those shares. To allow sufficient time for the trustee to vote the 401(k) plan shares, your voting instructions must be received by 10:59 p.m. Central Time on April 10, 2020. If you do not vote your proxy, the trustee will vote the 401(k) plan shares credited to your 401(k) plan account in the same proportion as the 401(k) plan shares of other participants for which the trustee has received proper voting instructions.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with Chesapeake's registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares, and the Notice was sent directly to you by Chesapeake.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank or other institutional account, then you are a "beneficial owner" of shares held in "street name," and a Notice of the Special Meeting was mailed to you by that organization. This means that you vote by providing instructions to your broker rather than directly to Chesapeake. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf, except on any proposal that is a routine matter (see discussion of "broker non-votes" above). Both of the proposals included in this proxy are considered routine matters. If you would like to vote your shares during the meeting, you must obtain a proxy from your financial institution and use the 16-digit control number that is printed in the box marked by the arrow on your proxy card to enter the Special Meeting.

Can I change my vote or revoke my proxy?
Yes. You may revoke your proxy and change your vote at any time before the taking of the vote at the Special Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or a new voter instruction form dated as of a later date, or by attending the Special Meeting online and voting during the meeting. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you properly vote at the Special Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to Chesapeake's Secretary at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118 prior to the Special Meeting.

Who will serve as the inspector of election and count the votes?
A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election and count the votes.

Is my vote confidential?
Proxy instructions and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Chesapeake or to third parties except: (i) as necessary to meet applicable legal requirements or to assert or defend claims for or against Chesapeake; (ii) to allow for the tabulation and certification of votes; and (iii) to facilitate successful proxy solicitation efforts. If you write comments on your proxy card, the proxy card may be forwarded to our management and the Board for review.

Who is paying for this proxy solicitation?
Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. Alliance Advisors has been retained to assist in soliciting proxies in connection with the Special Meeting (and the annual meeting of shareholders) for an aggregate fee of $30,000 plus distribution costs and other expenses. We also pay brokerage firms, banks and similar organizations fees associated with forwarding electronic and printed proxy materials to beneficial holders. In addition, our proxy solicitor and certain of our directors, officers and employees may solicit proxies by mail, by telephone, by electronic communication or in person. Those persons will receive no additional compensation for any solicitation activities.

Why did my household receive a single set of proxy materials? How can I request an additional copy of the proxy materials?
Securities and Exchange Commission ("SEC") rules permit us to send a single Notice and Proxy Statement to shareholders who share the same last name and address. This procedure is called "householding" and benefits both you and us, as it eliminates duplicate mailings and allows us to reduce printing and mailing costs and the environmental impact of our meetings.

If you are a "shareholder of record" and would like to receive a separate copy of a proxy statement, either now or in the future, or if you are currently receiving multiple copies of the Notice or proxy materials and would like to request householding, please contact us: (i) by email at ir@chk.com; (ii) by telephone at (405) 935-6100 or (iii) in writing to the following address: Attn: Investor Relations, P.O. Box 18496, Oklahoma City, Oklahoma 73154.

If you are a "beneficial owner of shares held in street name" and would like additional copies of the Notice or Proxy Statement, or if you are currently receiving multiple copies of the Notice or proxy materials and would like to request householding, please contact your bank, broker or other intermediary.

Alternatively, all shareholders can access our Proxy Statement, Annual Report on Form 10-K and other SEC filings on our investor website at www.chk.com/investors/sec-filings or on the SEC's website at www.sec.gov.

Where can I find the voting results of the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. We expect to report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Special Meeting.

PROPOSALS

Background

Our Board of Directors has unanimously approved two amendments to our Restated Certificate of Incorporation in order to permit us to:

  •
  effect a reverse stock split, or "Reverse Stock Split," of all issued and outstanding shares of our common stock, at a ratio ranging from one-for-fifty (1:50) to one-for-two-hundred (1:200), inclusive; and

  •
  effect a reduction in the total number of authorized shares of our common stock, or "Authorized Shares Reduction," with the specific number of authorized shares determined by a formula that is based on two-thirds of the ratio utilized for the Reverse Stock Split.

A Reverse Stock Split would reduce the number of outstanding shares of our common stock and, if Proposal 2 is also approved by our shareholders, the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The effectiveness of these amendments, or the abandonment of both of these amendments, will be determined by our Board of Directors following the Special Meeting and prior to April 13, 2021. Our Board of Directors has recommended that these proposed amendments be presented to our shareholders for approval.

Our shareholders are being asked to approve these proposed amendments for the Reverse Stock Split and Authorized Shares Reduction, and to grant authorization to our Board of Directors to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio, and if (and only if) a Reverse Stock Split is implemented, to implement the Authorized Shares Reduction. The Authorized Shares Reduction was designed so that we do not have what some shareholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.

Should we receive the required shareholder approvals for both the Reverse Stock Split and Authorized Shares Reduction, our Board of Directors will have the sole authority to elect, at any time on or prior to April 13, 2021, and without the need for any further action on the part of our shareholders: (1) whether to effect a Reverse Stock Split, and (2) if so, the number of whole shares of our common stock, between and including fifty (50) and two hundred (200), that will be combined into one share of our common stock, with the resulting corresponding Authorized Shares Reduction as detailed under the captions "Effects of Reverse Stock Split" and "Effects of Authorized Shares Reduction" in Proposals 1 and 2, respectively.

The implementation of the Authorized Shares Reduction is expressly conditioned upon the approval by the shareholders and implementation of the Reverse Stock Split. Therefore, if the Reverse Stock Split is not approved by the shareholders and implemented, the Authorized Shares Reduction will not be implemented. The Reverse Stock Split is not conditioned in any way upon the approval by the shareholders of the Authorized Shares Reduction. If we receive the required shareholder approval for the Reverse Stock Split but do not receive the required shareholder approval for the Authorized Shares Reduction, our Board of Directors will retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged. If the Reverse Stock Split and Authorized Shares Reduction are both approved and the Board implements the Reverse Stock Split, it will also implement the Authorized Shares Reduction.

Notwithstanding approval of the Reverse Stock Split and Authorized Shares Reduction by our shareholders, our Board of Directors may, at its sole option, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Oklahoma not to effect any Reverse Stock Split and Authorized Shares Reduction, as permitted under Section 1077 of the Oklahoma General Corporation Act. If our Board of Directors does not implement a Reverse Stock Split on or prior to April 13, 2021, the Authorized Shares Reduction will not be implemented and shareholder approval would again be required prior to implementing any Reverse Stock Split or Authorized Shares Reduction.

By approving the Reverse Stock Split and Authorized Shares Reduction, our shareholders will: (a) approve an amendment to our Restated Certificate of Incorporation pursuant to which (i) any whole number of outstanding shares of common stock between and including fifty (50) and two hundred (200) could be combined into one share of common stock and (ii) the total number of authorized shares of our common stock would be reduced as detailed in Proposals 1 and 2; and (b) authorize our Board of Directors to abandon the amendments, as determined by the Board at its sole option.

The Proposals

PROPOSAL	Approval of a Reverse Stock Split of Our Common Stock
1	WHAT ARE YOU VOTING ON?

We are asking our shareholders to approve an amendment to our Restated Certificate of Incorporation to effect, at the option of the Board, a reverse stock split of our common stock at a reverse stock split ratio ranging from one-for-fifty (1:50) to one-for-two-hundred (1:200), with the exact ratio as may be determined at a later date by our Board, which may abandon the amendment in its discretion before April 13, 2021.

Your Board recommends a vote FOR approval of Proposal 1.

Our Board of Directors has adopted and is recommending that our shareholders approve an amendment to our Restated Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.

We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including one-for-fifty (1:50) and one-for-two-hundred (1:200), rather than proposing that shareholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board's then-current assessment of the factors described below under "Criteria to be Used for Determining Whether to Implement Reverse Stock Split." We believe that enabling our Board of Directors to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. If the Board decides to implement a Reverse Stock Split, we will file the Certificate of Amendment with the Secretary of State of the State of Oklahoma and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Oklahoma, or such later date and time as is chosen by the Board and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our shareholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such shareholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

To maintain our listing on The New York Stock Exchange (NYSE). On December 10, 2019, we were notified by the NYSE that we were no longer in compliance with the NYSE's continued listing standards because the average trading price of our common stock over a 30-consecutive-trading-day-period had fallen below $1.00 per share, which is the minimum average closing price required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual. We notified the NYSE of our intent to cure the average price deficiency within six months, including potentially by means of a Reverse Stock Split. However, if our stock price declines further to a price that is considered by the NYSE to be "abnormally low," the NYSE may, pursuant to Section 802.01D of the NYSE Listed Company Manual, suspend trading of our common stock on the NYSE and commence delisting proceedings. The Reverse Stock Split proposal is part of our plan to regain compliance with the NYSE stock price continued listing requirement. If the price of our common stock remains below a level sufficient to maintain NYSE listing through market trading, and assuming shareholders have approved the Reverse Stock Split, we may implement the Reverse Stock Split, utilizing a ratio the Board of Directors believes will position us to maintain compliance with the NYSE stock price continued listing requirement or another highly visible, well regarded exchange. If we are not able to regain compliance with the continued listing requirement in the applicable time period, or if our stock price is considered "abnormally low" by the NYSE, the NYSE will provide written notification that our common stock would be subject to delisting from the NYSE. If our common stock is removed from listing on the NYSE (and we are not eligible to become listed on other specified exchanges), holders of our 5.5% Convertible Senior Notes due 2026 (the "Convertible Notes") would have a right to require us to repurchase their notes at par. As of March 16, 2020, there was $1.06 billion aggregate principal amount of Convertible Notes outstanding, and there can be no assurance we would be able to repurchase Convertible Notes put to us if required to do so in connection with a delisting. Failure to repurchase Convertible Notes put to us would result in an event of default under the indenture governing the Convertible Notes, the potential acceleration of our obligation to repay all outstanding Convertible Notes, and could cause a cross-default under our other outstanding indebtedness and the potential foreclosure on the collateral securing our secured debt. As a result, we could be forced into bankruptcy or liquidation.

While we intend to monitor the average closing price of our common stock and consider available options if our common stock does not trade at a level likely to result in us maintaining compliance, no assurances can be made that we will in fact be able to comply and that our common stock will remain listed on the NYSE. If our common stock is delisted from the NYSE, in addition to the effects noted above, such delisting could negatively affect the market price of our common stock, reduce the number of investors willing to hold or acquire our common stock, limit our ability to issue additional securities or obtain additional financing in the future, affect our ability to provide equity incentives to our employees, and might negatively impact our reputation and, as a consequence, our business.

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

  •
  Stock Price Requirements: For various reasons, including stock price volatility, many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. We believe the Reverse Stock Split could increase analyst and broker interest in our common stock by avoiding these internal policies and practices.

  •
  Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers' commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy. As a matter of Oklahoma law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if Proposals 1 and 2 are approved by our shareholders and the Reverse Stock Split and Authorized Shares Reduction are implemented, the authorized number of shares of our common stock also would be reduced as determined by a formula based on two-thirds of the applicable Reverse Stock Split ratio. Since the Authorized Shares Reduction uses a smaller ratio than the Reserve Stock Split, the effect of the Reverse Stock Split and Authorized Shares Reduction would increase proportionately the number of authorized shares of our common stock. In addition, if the Authorized Shares Reduction is not approved, there would be no Authorized Shares Reduction and the authorized number of shares of our common stock would remain unchanged even if a Reverse Stock Split is implemented. In either case, our Board of Directors desires to have the additional shares available to provide flexibility to use our common stock for business and financial purposes. These purposes may include raising capital, repurchasing debt, providing equity incentives to employees, officers, directors, consultants and/or advisors (including pursuant to our long-term incentive plans), and expanding our business through the acquisition of other businesses and other purposes. At present, we do not have any plans, arrangements, understandings or commitments for the newly-authorized but unissued shares of our common stock that will become available following the implementation of a Reverse Stock Split, other than to accommodate additional shares of our common stock (on a pre-Reverse Stock Split basis) to be authorized and reserved for future equity awards under our long-term incentive plans.

Accordingly, for these and other reasons discussed herein, we believe that being able to effect the Reverse Stock Split is in the best interests of Chesapeake and our shareholders.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of shareholder approval of the Reverse Stock Split, our Board of Directors may consider, among other things, various factors, such as:

  •
  the historical trading price and trading volume of our common stock;
  •
  the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
  •
  the continued listing requirements for our common stock on the NYSE or other applicable exchange;
  •
  the number of shares of common stock outstanding;
  •
  which Reverse Stock Split ratio would result in the least administrative cost to us;
  •
  prevailing general market and economic conditions; and
  •
  whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split (as reduced by the corresponding Authorized Share Reduction if it is also approved) available to provide the flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards under our long-term incentive plans.

Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price or be completed before the NYSE commences delisting procedures. We expect that a Reverse Stock Split will increase the market price of our common stock to a level that would attract more investors. However, the effect of a Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, causing a reduction in the value of Chesapeake as measured by our market capitalization, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower-priced stocks. In addition, although we believe a Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional or other long-term investors. Even if we implement a Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If a Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. In addition, if our stock price declines further to a price that is considered by the NYSE to be "abnormally low," the NYSE may, pursuant to Section 802.01D of the NYSE Listed Company Manual, suspend trading of our common stock on the NYSE and commence delisting proceedings before we are able to implement the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our shareholders who own "odd lots" of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective proportional increase in the authorized number of shares of our common stock available for issuance as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split, whether or not the Authorized Shares Reduction is approved, will result in an effective proportional increase in the authorized number of shares of our common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if the Reverse Stock Split is approved and implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further shareholder approval, the Board could adopt a "poison pill" that would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), shareholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the shareholders might otherwise receive a premium for their shares over then-current market prices.

Effects of Reverse Stock Split

After the effective date (the "Effective Date") of any Reverse Stock Split that our Board of Directors elects to implement, each shareholder will own a reduced number of shares of common stock. Any Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in Chesapeake, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split, assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares. The number of shareholders of record will not be affected by a Reverse Stock Split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:

  •
  each 50 to 200 shares of our common stock owned by a shareholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;
  •
  no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share, as explained more fully below;
  •
  if the Authorized Shares Reduction is also approved by our shareholders, then, depending on the Reverse Stock Split ratio selected by the Board, the total number of authorized shares of our common stock will be reduced from 3,000,000,000 to a range of 22,500,000 to 90,000,000, as shown in the table below (as described above, this will result in an effective proportional increase in the authorized number of shares of our common stock);
  •
  if the Authorized Shares Reduction is not approved by our shareholders, the total number of authorized shares of our common stock will remain at 3,000,000,000, resulting in an even greater effective proportional increase in the authorized number of shares of our common stock available for issuance;
  •
  based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options and restricted stock units, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options;
  •
  the number of shares of common stock then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board;
  •
  the number of shares of common stock then reserved for issuance pursuant to our 4.5% Cumulative Convertible Preferred Stock, 5.00% Cumulative Convertible Preferred Stock (Series 2005B), 5.75% Cumulative Convertible Non-Voting Preferred Stock (Series A) and 5.75% Cumulative Non-Voting Convertible Preferred Stock (collectively, the "Preferred Stock") and the Convertible Notes will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board; and
  •
  the conversion price of our Convertible Notes and Preferred Stock will be increased based upon the Reverse Stock Split ratio selected by the Board.

The following table contains approximate information, based on share information as of March 6, 2020, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares), and information regarding our authorized shares assuming that the Authorized Shares Reduction is approved and implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	3,000,000,000	1,955,727,823	289,134,130	755,138,047
Post-Reverse Stock Split 1:50	90,000,000	39,114,556	5,782,683	45,102,761
Post-Reverse Stock Split 1:75	60,000,000	26,076,371	3,855,122	30,068,507
Post-Reverse Stock Split 1:100	45,000,000	19,557,278	2,891,341	22,551,381
Post-Reverse Stock Split 1:125	36,000,000	15,645,823	2,313,073	18,041,104
Post-Reverse Stock Split 1:150	30,000,000	13,038,185	1,927,561	15,034,254
Post-Reverse Stock Split 1:200	22,500,000	9,778,639	1,445,671	11,275,690

The following table contains approximate information, based on share information as of March 6, 2020, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios assuming that the Authorized Shares Reduction is not approved (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	3,000,000,000	1,955,727,823	289,134,130	755,138,047
Post-Reverse Stock Split 1:50	3,000,000,000	39,114,556	5,782,683	2,955,102,761
Post-Reverse Stock Split 1:75	3,000,000,000	26,076,371	3,855,122	2,970,068,507
Post-Reverse Stock Split 1:100	3,000,000,000	19,557,278	2,891,341	2,977,551,381
Post-Reverse Stock Split 1:125	3,000,000,000	15,645,823	2,313,073	2,982,041,104
Post-Reverse Stock Split 1:150	3,000,000,000	13,038,185	1,927,561	2,985,034,254
Post-Reverse Stock Split 1:200	3,000,000,000	9,778,639	1,445,671	2,988,775,690

After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on the NYSE under the symbol "CHK" immediately following the Reverse Stock Split.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a shareholder of record would otherwise be entitled as a result of the Reverse Stock Split, Chesapeake will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a shareholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive payment as described above.

As of March 6, 2020, there were 2,116 shareholders of record of our common stock. Upon shareholder approval of Proposal 1, if our Board of Directors elects to implement the proposed Reverse Stock Split, shareholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be shareholders. For example, if a shareholder held 100 shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:150, such shareholder would cease to be a shareholder of Chesapeake following the Reverse Stock Split and would not have any voting, dividend or other rights, except to receive payment for the fractional share as described above. Based on our shareholders of record as of March 6, 2020, and assuming a Reverse Stock Split ratio range of 1:200 to 1:50, we expect that cashing out fractional shareholders would reduce the number of shareholders of record to a range of 790 to 1,220 holders, respectively. We do not intend for this transaction to be the first step in a series of plans or proposals of a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Shareholders

If the Reverse Stock Split is approved by our shareholders and our Board of Directors elects to implement it, shareholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered shareholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered shareholders. If you hold your shares with such a bank, broker or other nominee and you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Stock Split is approved by our shareholders and our Board of Directors elects to implement it, shareholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Chesapeake or its exchange agent, as soon as practicable after the Effective Date of the Reverse Stock Split. Computershare Trust Company, N.A., our transfer agent, is expected to act as "exchange agent" for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

SHAREHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Material Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of a Reverse Stock Split to our shareholders. This summary addresses only shareholders who hold our common stock as capital assets. Moreover, this summary does not purport to be complete and does not address shareholders subject to special rules, such as: dealers in securities or currencies; financial institutions; regulated investment companies; real estate investment trusts; insurance companies; tax-exempt organizations; persons holding our common stock as part of a straddle, hedge or conversion transaction; traders in securities that have elected the mark-to-market method of accounting with respect to our common stock, partnerships or other pass-through entities for U.S. federal income tax purposes; persons whose "functional currency" is not the U.S. dollar; U.S. expatriates; non-U.S. shareholders (as defined below) who actually or constructively hold (or actually or constructively held at any time during the 5-year period ending on the date such shareholders exchange their shares of our common stock in a Reverse Stock Split) 5% or more of our common stock; or shareholders who acquired their shares of our common stock pursuant to the exercise of employee stock options or otherwise as compensation. Further, it does not address any state, local, estate or foreign tax consequences. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Stock Split. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the U.S. federal income tax consequences of a Reverse Stock Split will vary among shareholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. Because the Reverse Stock Split is not part of a plan to increase periodically a shareholder's proportionate interest in our assets or earnings and profits, the Reverse Stock Split will have the following U.S. federal income tax effects. A shareholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, a shareholder's basis in the reduced number of shares of common stock will equal the shareholder's basis in its old shares of common stock, and the holding period in the reduced number of shares will include the holding period in the shares exchanged. A shareholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all shareholders reduces the percentage of the total voting power held by a particular redeemed shareholder (determined by including the voting power held by certain related persons), the shareholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder's basis in the fractional share. The gain or loss generally will be a capital gain or loss and generally will be a long-term gain or loss if the shareholder's holding period in the fractional share exceeds 12 months. In the aggregate, a shareholder's basis in the reduced number of shares of common stock will equal the shareholder's basis in its old shares of common stock decreased by the basis allocated to the fractional share for which the shareholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all shareholders leaves the particular redeemed shareholder with no reduction in the shareholder's percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code that is generally taxable income to the shareholder. Shareholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

In the event the applicable withholding agent determines, or is unable to determine, whether cash received in lieu of a fractional share should be treated as a distribution under Section 301 of the Code, the withholding agent may withhold U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount of cash received in lieu of a fractional share of our common stock by a non-U.S. shareholder. A non-U.S. shareholder is a shareholder that is not: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions; (c) a trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons (as defined in the Code) or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or (d) an estate that is subject to U.S. federal income taxation on its income regardless of its source. A non-U.S. shareholder may be eligible to obtain a refund of all or a portion of any tax withheld if (i) the cash received in lieu of a fractional share received by the non-U.S. shareholder does not have the effect of a distribution under Section 301 of the Code or (ii) the non-U.S. shareholder is otherwise eligible for a reduced rate of, or exemption from, such tax. Non-U.S. shareholders are encouraged to consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

The Foreign Account Tax Compliance Act provisions of the Code ("FATCA") impose a 30% withholding tax on distributions under Section 301 of the Code paid on stock in a domestic corporation, if such stock is held by or through certain foreign entities, unless such foreign entities satisfy specific information reporting or other compliance provisions or an exemption applies. As a result, FATCA withholding may apply to cash received in lieu of a fractional share to the extent it is treated as a distribution under Section 301 of the Code. Shareholders are encouraged to consult their tax advisors regarding the application of FATCA to their particular circumstances.

We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.

PROPOSAL	Approval of a Reduction in the Number of Authorized Shares of Common Stock
2	WHAT ARE YOU VOTING ON?

We are asking our shareholders to approve an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as determined by a formula based on two-thirds of the ratio utilized for the Reverse Stock Split.

Your Board recommends a vote FOR approval of the Authorized Shares Reduction.

Our Board of Directors has adopted and is recommending that our shareholders approve an amendment to our Restated Certificate of Incorporation to effect an Authorized Shares Reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for a Reverse Stock Split. The text of the proposed Certificate of Amendment to our Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached as Appendix A.

The implementation of the Authorized Shares Reduction is expressly conditioned upon the approval by the shareholders and implementation of the Reverse Stock Split. Accordingly, if we do not receive the required shareholder approval for the Reverse Stock Split, or it is not otherwise implemented on or prior to April 13, 2021, we will not implement the Authorized Shares Reduction. The Reverse Stock

Split is not conditioned in any way upon the approval by the shareholders of the Authorized Shares Reduction. If we receive the required shareholder approval for the Reverse Stock Split but do not receive the required shareholder approval for the Authorized Shares Reduction, our Board of Directors will nonetheless retain the ability to implement a Reverse Stock Split and, if so effected, the total number of authorized shares of our common stock would remain unchanged.

Reasons for the Authorized Shares Reduction; Certain Risks

As a matter of Oklahoma law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if Proposals 1 and 2 are approved by our shareholders and a Reverse Stock Split is implemented, the authorized number of shares of our common stock also would be reduced according to the schedule set forth below under "Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction." The reduction in the authorized number of shares of common stock will not be directly proportionate to the Reverse Stock Split ratio, so the practical effect of any Reverse Stock Split and the corresponding Authorized Shares Reduction would be to proportionately increase the number of authorized shares of our common stock available for issuance.

As described in more detail under "Reasons for Reverse Stock Split" in Proposal 1, our Board of Directors desires to have a sufficient number of unissued and unreserved authorized shares of common stock following the implementation of a Reverse Stock Split to provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy, including to have sufficient authorized capital available to accommodate any share reserves under our long-term incentive plans. At the same time, the corresponding Authorized Shares Reduction was designed so that we do not have what some shareholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split. In this regard, if the Reverse Stock Split is approved but the Authorized Shares Reduction is not approved, the authorized number of shares of our common stock would not be reduced at all even if a Reverse Stock Split is implemented; accordingly, our Board of Directors believes that the Authorized Shares Reduction is in the best interests of Chesapeake and our shareholders and strikes the appropriate balance in the event a Reverse Stock Split is implemented. However, the implementation of a Reverse Stock Split and the resulting effective proportional increase in the number of authorized shares of our common stock available for issuance, could, under certain circumstances, have anti-takeover implications, as described in more detail under "Certain Risks and Potential Disadvantages Associated with Reverse Stock Split" in Proposal 1. Although we are not proposing a Reverse Stock Split as a result of any threat of a hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), shareholders should be aware that if the Reverse Stock Split is approved but the Authorized Shares Reduction is not approved, the anti-takeover implications associated with any Reverse Stock Split may be enhanced due to the additional number of shares of common stock that could be used by us to deter or prevent changes in control.

Effects of Authorized Shares Reduction

The principal effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced from 3,000,000,000 to a range from 22,500,000 to 90,000,000, depending on the exact Reverse Stock Split ratio selected by the Board, if and when a Reverse Stock Split is implemented. The Authorized Shares Reduction would not have any effect on the rights of existing shareholders, and the par value of the common stock would remain unchanged at $0.01 per share. The table below shows how the Reverse Stock Split ratio selected by the Board will determine the corresponding Authorized Shares Reduction if it is approved and a Reverse Stock Split is implemented:

Relationship Between Reverse Stock Split Ratio and the Authorized Shares Reduction

Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized(a)
None (current)	3,000,000,000
Post-Reverse Stock Split 1:50	90,000,000
Post-Reverse Stock Split 1:75	60,000,000
Post-Reverse Stock Split 1:100	45,000,000
Post-Reverse Stock Split 1:125	36,000,000
Post-Reverse Stock Split 1:150	30,000,000
Post-Reverse Stock Split 1:200	22,500,000

(a)
The total authorized common stock would be correspondingly decreased at a rate equal to two-thirds of the reverse stock split ratio determined by Chesapeake's Board of Directors. For example, if the Board of Directors implements a 1-for-75 reverse stock split, the total authorized common stock would be reduced at a ratio of 1-for-50 (two-thirds of the reverse stock split ratio).

If the Authorized Shares Reduction is not approved, but the Reverse Stock Split is approved and implemented, the authorized number of shares of our common stock would remain unchanged at 3,000,000,000 following the Reverse Stock Split. For additional information regarding the effects of a Reverse Stock Split, see "Effects of Reverse Stock Split" in Proposal 1.

Other Matters Regarding the Proposals

Effective Date of the Proposals; Conditionality

The proposed Reverse Stock Split and Authorized Shares Reduction, if approved and implemented, would become effective at 5:00 p.m., Central Time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Oklahoma, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to as the Effective Date. Except as to fractional shares, effective as of 5:00 p.m., Central Time, on the Effective Date, the Reverse Stock Split will combine, automatically and without any action on the part of us or our shareholders, the shares of common stock issued and outstanding immediately prior thereto into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in the Proposal 1. If the Authorized Shares Reduction is approved, effective as of 5:00 p.m., Central Time, on the Effective Date, the number of authorized shares of our common stock will be automatically reduced by the formula reflected in the Certificate of Amendment as set forth in Proposal 2.

Our Board of Directors will proceed with the Authorized Shares Reduction only if and when a Reverse Stock Split is implemented. Accordingly, should we not receive the required shareholder approval for the Reverse Stock Split or it is not otherwise implemented on or prior to April 13, 2021, we will not implement the Authorized Shares Reduction even if it is approved. In this regard, the implementation of the Authorized Shares Reduction is expressly conditioned upon the approval by the shareholders and implementation of the Reverse Stock Split. The Reverse Stock Split is not conditioned in any way upon the approval by the shareholders of the Authorized Shares Reduction. If we receive the required shareholder approval for the Reverse Stock Split but do not receive the required shareholder approval for the Authorized Shares Reduction, our Board of Directors will retain the option to implement a Reverse Stock Split and if so effected, the total number of authorized shares of our common stock would remain unchanged.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.01 per share after any Reverse Stock Split. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally from its present amount, based on the actual Reverse Stock Split ratio, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our shareholders are not entitled to dissenters' or appraisal rights under the Oklahoma General Corporation Act with respect to the proposed amendments to our Restated Certificate of Incorporation to allow for a Reverse Stock Split and, if the Authorized Shares Reduction is approved, to effect the corresponding Authorized Shares Reduction. We will not independently provide the shareholders with any such right if any Reverse Stock Split and the corresponding Authorized Shares Reduction are implemented.

Interest of Certain Persons in Matter to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Shares Reduction that is not shared by all other shareholders.

Holdings of Major Shareholders

The following table shows certain information regarding the persons we know to be the beneficial owners of more than five percent of our issued and outstanding common stock (as of the date of such shareholder's Schedule 13D or Schedule 13G filings with the SEC).

	Common Stock

Beneficial Owner	Number of Shares	Percent of Class

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	242,488,310(a)	12.4%

The Carlyle Group L.P. 1001 Pennsylvania Avenue NW, Suite 220 South Washington, DC 20004-2505	172,897,387(b)	8.8%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	163,300,973(c)	8.4%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	115,006,616(d)	5.9%

State Street Corporation One Lincoln Street Boston, MA 02111	104,751,590(e)	5.4%

(a)
This information is as of September 30, 2019, as reported in a Schedule 13G filed on October 8, 2019 by Franklin Resources, Inc. and the following members of its affiliated group: Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Advisors, Inc. The Schedule 13G/A reports sole power to vote or direct the vote of 242,483,702 shares and sole power to dispose or to direct the disposition of 242,483,702 shares, including 4,483,702 shares of common stock issuable on the conversion of debt securities (as computed under Rule 13d-3(d)(1)(i)).

(b)
This information is as of December 31, 2019, as reported in a Schedule 13G/A filed on February 13, 2020 by The Carlyle Group, L.P. and the following members of its affiliated group: Carlyle Group Management L.L.C., Carlyle Holdings I GP Inc., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I L.P., TC Group, L.L.C., TC Group Sub L.P., TC Group VI S1, L.L.C., TC Group VI S1, L.P. and CP VI Eagle Holdings, L.P. The Schedule 13G reports shared power to vote or direct the vote of 172,897,387 shares and shared power to dispose or to direct the disposition of 172,897,387 shares.

(c)
This information is as of December 31, 2019, as reported in a Schedule 13G/A filed on February 12, 2020 by The Vanguard Group. The Schedule 13G/A reports aggregate beneficial ownership of 163,300,973 shares, including: (i) sole power to vote or to direct the vote of 628,002 shares; (ii) shared power to vote or direct the vote of 291,102 shares; (iii) sole power to dispose or direct the disposition of 162,521,871 shares; and (iv) shared power to dispose or direct the disposition of 779,102 shares.

(d)
This information is as of December 31, 2019, as reported in a Schedule 13G/A filed on February 10, 2020 by BlackRock, Inc. The Schedule 13G/A reports sole power to vote or to direct the vote of 109,823,799 shares and sole power to dispose or to direct the disposition of 115,006,616 shares.

(e)
This information is as of December 31, 2019, as reported in a Schedule 13G filed by State Street Corporation on February 14, 2019. The Schedule 13G reports shared power to vote or to direct the vote of 46,665,936 shares and shared power to dispose or to direct the disposition of 104,751,590 shares.

Securities Ownership of Officers and Directors

The table below sets forth the beneficial ownership of our directors, named executive officers and all of our directors and executive officers as a group. Unless otherwise indicated, the information is given as of March 16, 2020, the record date, and the persons named below have sole voting and/or investment power with respect to such shares.

		Common Stock

	Beneficial Owner	Number of Shares		Share Equivalents		Total Ownership	Percent of Class

OFFICERS	Robert D. ("Doug") Lawler	3,958,221	(a)	4,740,358	(b)(c)	8,698,579		*

	Domenic J. ("Nick") Dell'Osso, Jr.	1,453,726		2,492,916	(b)(c)	3,946,642		*

	James R. Webb	945,385		1,731,272	(b)(c)	2,676,657		*

	Frank J. Patterson	602,122		1,441,609	(b)(c)	2,043,731		*

	William M. Buergler	347,608	(d)	143,965	(b)(c)	491,573		*

DIRECTORS	R. Brad Martin	1,127,900	(e)	219,918	(c)	1,347,818		*

	Thomas L. Ryan	994,423	(f)	114,108	(c)	1,108,531		*

	Merrill A. ("Pete") Miller, Jr.	379,050		109,959	(c)	489,009		*

	Leslie Starr Keating	164,161		103,735	(c)	267,896		*

	Gloria R. Boyland	133,393		103,735	(c)	237,128		*

	Luke R. Corbett	106,855	(g)	103,735	(c)	210,590		*

	Mark A. Edmunds	21,772		103,735		125,507		*

All current directors and executive officers as a group (12 persons)		10,234,616		11,409,045		21,643,661	1.1%

(a)
Includes unvested shares of restricted stock granted pursuant to Mr. Lawler's original employment agreement, effective as of June 17, 2013, as Pension Makeup Restricted Stock and as an inducement to employment, with respect to which Mr. Lawler has voting power.

(b)
Includes shares of common stock that can be acquired through the exercise of stock options on March 16, 2020, or within 60 days thereafter.

(c)
Includes RSUs that are scheduled to vest within 60 days of March 16, 2020.

(d)
Includes 70,681 shares held in a family trust.

(e)
Includes 50,000 shares held by the R. Brad Martin Family Foundation, over which Mr. Martin has voting control, and 15,000 shares held in a family trust for the benefit of Mr. Martin's children.

(f)
Includes 180,000 shares held by a family trust for the benefit of Mr. Ryan's children.

(g)
Includes 297 shares held by a trust for the benefit of Mr. Corbett's family.

*
Less than 1%

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy intend to vote such proxy in their discretion on such matters.

Submitting Shareholder Proposals for 2020 Annual Meeting

Our 2020 annual meeting of shareholders (the "2020 Annual Meeting") is scheduled for May 14, 2020, at 10:00 a.m., Central Time. The deadline for submitting shareholder proposals for inclusion in our proxy statement for the 2020 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, or our bylaws, as applicable, has passed. The deadline for presenting any business (including director nominations) before the 2020 Annual Meeting pursuant to our amended and restated bylaws was February 17, 2020.

Forward-Looking Statements

This Proxy Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include our current expectations or forecasts of future events, including, without limitation, statements regarding the completion of the Reverse Stock Split and the Authorized Shares Reduction, as well as the timing thereof; the intended benefits of the Reverse Stock Split, including that it is in the best interests of Chesapeake's shareholders, is expected to result in an increase in the trading price of Chesapeake common stock, and is expected to make such common stock more attractive to a broader range of institutional and other investors; and the market's near-and long-term reaction to the Reverse Stock Split and the Authorized Shares Reduction. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "could," "may," "anticipate," "intend," "plan," "ability," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "guidance," "outlook," "opportunity" or "strategy."

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to: (a) the possibility that shareholder approval for the Reverse Stock Split and Authorized Share Reduction will not be obtained; (b) the possibility that factors unrelated to the Reverse Stock Split may impact the per share trading price of Chesapeake's common stock; (c) the possibility that the NYSE may commence delisting procedures before the Reverse Stock Split has been implemented; and (d) the risk factors discussed in Chesapeake's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including in Part I, Item 1A. (Risk Factors), Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the SEC (which can be found on the SEC's website at www.sec.gov, as well as on Chesapeake's website at www.chk.com; Chesapeake's website and the information contained therein or connected thereto are not incorporated into this proxy statement, or in any other filings with, or any information furnished or submitted to, the SEC).

We caution you not to place undue reliance on the forward-looking statements contained in this Proxy Statement, which speak only as of the filing date, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this Proxy Statement and our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at www.sec.gov and at our website at www.chk.com. The information on, or accessible from, our website or any other website is not a part of this Proxy Statement and is not incorporated by reference in this Proxy Statement.

On behalf of the Board of Directors,

James R. Webb
Executive Vice President – General Counsel and Corporate Secretary

March 20, 2020

APPENDIX A:

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
CHESAPEAKE ENERGY CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

                Chesapeake Energy Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Oklahoma General Corporation Act (the "Act"), for the purpose of amending its restated certificate of incorporation, does hereby submit the following:

A.
The name of the Corporation is Chesapeake Energy Corporation. The name under which the Corporation was originally incorporated was Chesapeake Oklahoma Corporation.

B.
The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on November 19, 1996, and the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on February 26, 2019 (as amended from time to time, the "Certificate of Incorporation").

C.
The amendment to the Certificate of Incorporation set forth in paragraph D below (the "Amendment") was duly adopted in accordance with the provisions of Section 1077 of the Act. On March 9, 2020, the Board of Directors of the Corporation duly adopted resolutions setting forth the Amendment, declaring the Amendment's advisability, and directing that the Amendment be considered at a special meeting of the Corporation's shareholders. The special meeting of shareholders was called and held upon written notice given to the shareholders of the Corporation in accordance with the provisions of Section 1067 of the Act. At the special meeting of the shareholders held on April 13, 2020, at least a majority of the outstanding capital stock of the Corporation entitled to vote thereon voted in favor of the Amendment.

D.
The Certificate of Incorporation is hereby amended as follows:

  Article IV of the Certificate of Incorporation shall be amended and restated to insert the following paragraph immediately following the caption "Capital Stock":i

    Effective as of the effective time of 5:00 p.m., Central Time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Oklahoma (the "Effective Time"), each                shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the "Reverse Split"); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse

    Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation's Common Stock (as adjusted to give effect to the Reverse Split) during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Oklahoma. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

  The following sentence in Article IV of the Certificate of Incorporation shall be amended and restated to read as follows:

    The total number of shares of capital stock which the Corporation shall have authority to issue is [            ] (            ) ii shares consisting of Twenty Million (20,000,000 shares of Preferred Stock, par value $0.01 per share, and [            ] (            ) shares of Common Stock, par value $0.01 per share.

E.
This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 5:00 p.m., Central Time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Oklahoma.

                IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Executive Vice President – General Counsel and Corporate Secretary and attested by its Assistant Corporate Secretary this [            ] day of [            ] , 2020.

CHESAPEAKE ENERGY CORPORATOIN, an Oklahoma corporation
By:	James R. Webb Executive Vice President – General Counsel and Corporate Secretary
ATTEST:
Anita L. Brodrick Assistant Corporate Secretary

i
These amendments approve the combination of any whole number of shares of Chesapeake's common stock between and including fifty (50) and two-hundred (200) into one (1) share of Chesapeake's common stock, and approve a corresponding reduction in the total number of shares of Chesapeake common stock that Chesapeake is authorized to issue (with respect to such corresponding authorized share reduction, see note 2 below). By these amendments, the shareholders would approve each of the amendments proposed by Chesapeake's Board of Directors. If the reverse stock split proposal is approved by shareholders, the Certificate of Amendment filed with the Secretary of State of the State of Oklahoma will include only that reverse stock split ratio determined by Chesapeake's Board of Directors to be in the best interests of Chesapeake and its shareholders (as well as the applicable concurrent, corresponding reduction in the total number of shares of Chesapeake's common stock that Chesapeake is authorized to issue, if such proposal is approved by shareholders).

ii
Assuming the reverse stock split proposal and the authorized shares reduction proposal are approved by the required shareholder vote and Chesapeake's Board of Directors elects to effect a reverse stock split, the number of shares of Chesapeake's total authorized common stock would be reduced correspondingly, at a rate equal to two-thirds of the reverse stock split ratio determined Chesapeake's Board of Directors (thereby effecting a reduction in Chesapeake's total authorized capital stock). For example, if the Board of Directors implements a 1-for-150 reverse stock split, the total authorized common stock would be reduced at a ratio of 1-for-100 (two-thirds of the reverse stock split ratio).

VIEW MATERIALS & VOTE w SCAN TO VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m., Central Time, on April 12, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m., Central Time, on April 12, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLAN PARTICIPANTS If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan"), you may vote the Plan shares using the methods mentioned above up until 10:59 p.m., Central Time, on April 10, 2020. If you do not vote your proxy, Plan shares credited to this account will be voted in the same proportion as the Plan shares of other participants for which the Trustee has received proper voting instructions. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Chesapeake Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also sign up for electronic delivery by visiting www.icsdelivery.com/chk. 6100 NORTH WESTERN AVENUE OKLAHOMA CITY, OK 73118 SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to "Register for Meeting" link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E98856-Z76672 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CHESAPEAKE ENERGY CORPORATION The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain ! ! ! 1. To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split, or “Reverse Stock Split,” of our common stock at a ratio ranging from one-for-fifty (1:50) to one-for-two hundred (1:200), with the exact ratio as may be determined at a later date by our Board of Directors, which may abandon the amendment in its discretion before April 13, 2021. ! ! ! 2. To approve an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is approved and implemented, a reduction in the total number of authorized shares of our common stock, or “Authorized Shares Reduction,” with the specific number of authorized shares determined by a formula that is based on two-thirds of the ratio utilized for the Reverse Stock Split. IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, the signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. E98857-Z76672 PROXY CHESAPEAKE ENERGY CORPORATION Special Meeting of Shareholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS April 13, 2020 10:00 A.M. Central Time The undersigned hereby appoints R. Brad Martin, Robert D. Lawler and James R. Webb, or any of them, as proxies with full power of substitution, to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the "Company") that the undersigned would be entitled to vote, if personally present, at the Company’s Special Meeting of Shareholders to be held on Monday, April 13, 2020, at 10:00 a.m., Central Time, and at any adjournment or postponement thereof, as stated on the reverse side, and upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given. If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan"), this voting instruction form is sent to you on behalf of Fidelity Management Trust Company, as Trustee of the Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. As a participant in the Plan, you hereby direct Fidelity Management Trust Company, as Trustee, to vote all shares of Common Stock of the Company represented by your proportionate interest in the Plan (the "Plan Shares") at the Company's Special Meeting of Shareholders, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the trustee can vote the Plan Shares. You cannot vote the Plan Shares in person at the Special Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.